Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Jaguar Mining Inc. (the “Registrant”) on Form 40-F for the year ended December 31, 2008, as filed with the Commission on the date hereof (the “Report”), Daniel R. Titcomb, as Chief Executive Officer of the Registrant  and James Roller, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Daniel R. Titcomb
Name: Daniel R. Titcomb
Title:   Chief Executive Officer
Date:   March 24, 2009

/s/ James Roller
Name: James Roller
Title:   Chief Financial Officer
Date:   March 24, 2009

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.